Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces First Quarter 2016 Financial Results

Announces Comprehensive Business Plan and Conclusion of Formal Strategic Review

2016 AFFO Guidance Range of between $5.00 and $5.20 per diluted share

New York, NY – May 5, 2016 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed global net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2016.

Total Company Update – First Quarter 2016

•	Net revenues of $244.2 million

•	Net income of $57.4 million, or $0.54 per diluted share

•	Adjusted EBITDA of $193.3 million

•	AFFO of $139.5 million, or $1.31 per diluted share

•	2016 AFFO guidance range of $5.00 to $5.20 per diluted share announced subsequent to quarter end

•	Quarterly cash dividend raised to $0.9742 per share, equivalent to an annualized dividend rate of $3.90 per share

Business Segment Update – First Quarter 2016

Owned Real Estate

•	Adjusted EBITDA contribution of $182.0 million

•	AFFO contribution of $129.2 million, or $1.21 per diluted share

•	Entered into agreements for two acquisitions totaling $384.0 million and to provide $128.0 million in build-to-suit financing, subsequent to quarter end

•	Disposed of four properties and a parcel of vacant land for total proceeds of $102.2 million

•	Net lease portfolio occupancy of 98.5%

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 1

Investment Management

•	Adjusted EBITDA contribution of $11.3 million

•	AFFO contribution of $10.3 million, or $0.10 per diluted share

•	Structured $411.7 million of investments on behalf of the Managed REITs

•	Investor capital inflows of $206.3 million, including Distribution Reinvestment Plan proceeds, net of redemptions

•	Assets under management of $11.6 billion

•	Filed a registration statement for CPA®:19 – Global, a diversified non-traded REIT, subsequent to quarter end

Strategic Update

•	Comprehensive business plan announced; focused on growth, diversification, operational efficiency, balance sheet strength and flexibility, proactive asset management and transparency

•	Formal review reaffirms the strategic value of the Company’s diversified business model

•	Annualized pre-tax estimated cost reductions of $20 million identified

MANAGEMENT COMMENTARY

"For the 2016 first quarter we generated AFFO per diluted share of $1.31, up 7.4% from the prior year period driven primarily by growth in assets under management within our investment management business and lower general and administrative expenses, partly offset by lower structuring revenues,” said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey.

"After a careful and thorough process, covering a wide range of alternatives, our formal strategic review has reaffirmed the benefits of our diversified business model. Accordingly, with the full support of our board, we are implementing a comprehensive business plan designed to best position the Company to generate long-term value for our shareholders focused on six key priorities — growth, diversification, operational efficiency, balance sheet strength and flexibility, proactive asset management and transparency. By executing on this plan, including identified annualized pre-tax cost savings of approximately $20 million, we currently expect to generate AFFO of between $5.00 and $5.20 per diluted share for the 2016 full year."

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2016 first quarter totaled $244.2 million, up 19.2% from $204.8 million for the 2015 first quarter, due primarily to higher net revenues from Owned Real Estate.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2016 first quarter were $214.7 million, up 25.9% from $170.5 million for the 2015 first quarter, due primarily to $32.2 million of lease termination income related to one lease, and additional lease revenues from properties acquired since the start of the 2015 first quarter.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2016 first quarter were $29.5 million, down 14.2% from $34.4 million for the 2015 first quarter, due primarily to lower structuring revenue, partly offset by higher asset management revenue.

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2016 first quarter was $1.31 per diluted share, up 7.4% compared to $1.22 per diluted share for the 2015 first quarter. The increase was due primarily to higher asset management fees and distributions of available cash from the Company's interests in the operating partnerships of the Managed REITs, driven by growth in assets under management within the Company's Investment Management business, and lower general and administrative expenses, partly offset by lower structuring revenues, net of associated costs, as a result of lower investment volume on behalf of the Managed REITs.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on March 21, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.9742 per share, equivalent to an annualized dividend rate of $3.90 per share. The dividend was paid on April 15, 2016 to stockholders of record as of March 31, 2016.

AFFO GUIDANCE

•	For the 2016 full year, the Company expects to report AFFO of between $5.00 and $5.20 per diluted share based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $400 million and $600 million;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $650 million and $850 million; and

(iii)	acquisitions on behalf of the Managed REITs of between $1.8 billion and $2.3 billion.

BALANCE SHEET AND CAPITALIZATION

•
On January 29, 2016, the Company exercised its option to extend its Term Loan Facility by an additional year to January 31, 2017. The Company has a second option to extend the maturity date of the Term Loan Facility by another year.

OWNED REAL ESTATE

Acquisitions

•	During the 2016 first quarter, the Company did not complete any property acquisitions for its Owned Real Estate portfolio.

•
Subsequent to quarter end, the Company entered into agreements for two acquisitions for its Owned Real Estate portfolio totaling $384.0 million, including transaction-related costs and fees, and to provide $128.0 million in build-to-suit financing over the next four years.

Dispositions

•
During the 2016 first quarter, as part of its active capital recycling program, the Company disposed of four properties and a parcel of vacant land from its Owned Real Estate portfolio for total proceeds of $102.2 million, before transaction-related costs and fees.

Composition

•
As of March 31, 2016, the Company’s Owned Real Estate portfolio consisted of 866 net lease properties, comprising 89.3 million square feet leased to 220 tenants and two hotels, which are considered to be operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.0 years and the occupancy rate was 98.5%.

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 3

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs) and Carey Credit Income Fund (CCIF) (together with the Managed REITs, the Managed Programs).

Acquisitions

•	During the 2016 first quarter, the Company structured new investments totaling $411.7 million on behalf of the Managed REITs, including transaction-related costs and fees.

Assets Under Management

•	As of March 31, 2016, the Managed Programs had total assets under management of approximately $11.6 billion, up 22.1% from $9.5 billion as of March 31, 2015.

Net Investor Capital Inflows

•
During the 2016 first quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $206.3 million, due primarily to inflows into CWI 2.

Product Update

•
On May 4, 2016, the Company filed a registration statement with the Securities and Exchange Commission (SEC) for CPA®:19 – Global, a diversified non-traded REIT. The registration statement is subject to review by the SEC, so there can be no assurances as to whether or when the related offering will be commenced.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2016 first quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on May 5, 2016.

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Live Conference Call and Audio Webcast Scheduled for 8:30 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Thursday, May 5, 2016 at 8:30 a.m. Eastern Time
Call-in Number: 1-844-691-1119 (US) or +1-925-392-0263 (international)
Conference ID: 88487485
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

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W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At March 31, 2016, the Company had an enterprise value of approximately $10.8 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $11.6 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

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Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, as well as statements regarding our formal strategic review, our comprehensive business plan, including cost reductions, annualized dividends, adjusted funds from operations coverage and guidance, including underlying assumptions, capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 26, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2016	December 31, 2015
Assets
Investments in real estate:
Real estate, at cost	$5,350,924	$5,309,925
Operating real estate, at cost	80,224	82,749
Accumulated depreciation	(414,623)	(381,529)
Net investments in properties	5,016,525	5,011,145
Net investments in direct financing leases	753,746	756,353
Assets held for sale	3,747	59,046
Net investments in real estate	5,774,018	5,826,544
Equity investments in the Managed Programs and real estate	281,546	275,473
Cash and cash equivalents	267,064	157,227
Due from affiliates	61,548	62,218
In-place lease and tenant relationship intangible assets, net	856,496	902,848
Goodwill	680,043	681,809
Above-market rent intangible assets, net	460,422	475,072
Other assets, net	322,114	360,898
Total Assets	$8,703,251	$8,742,089

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,247,993	$2,269,421
Senior Unsecured Notes, net	1,501,281	1,476,084
Senior Unsecured Credit Facility - Revolver	564,600	485,021
Senior Unsecured Credit Facility - Term Loan, net	249,790	249,683
Accounts payable, accrued expenses and other liabilities	281,844	342,374
Below-market rent and other intangible liabilities, net	132,363	154,315
Deferred income taxes	88,935	86,104
Distributions payable	103,990	102,715
Total liabilities	5,170,796	5,165,717
Redeemable noncontrolling interest	965	14,944

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	105	104
Additional paid-in capital	4,295,469	4,282,042
Distributions in excess of accumulated earnings	(786,217)	(738,652)
Deferred compensation obligation	60,550	56,040
Accumulated other comprehensive loss	(171,903)	(172,291)
Total W. P. Carey stockholders’ equity	3,398,004	3,427,243
Noncontrolling interests	133,486	134,185
Total equity	3,531,490	3,561,428
Total Liabilities and Equity	$8,703,251	$8,742,089

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenues
Owned Real Estate:
Lease revenues	$175,244	$169,476	$160,165
Lease termination income and other (a)	32,541	15,826	3,209
Operating property revenues (b)	6,902	6,870	7,112
Reimbursable tenant costs	6,309	5,423	5,939
	220,996	197,595	176,425
Investment Management:
Reimbursable costs	19,738	27,436	9,607
Asset management revenue	14,613	13,748	11,159
Structuring revenue	12,721	24,382	21,720
Dealer manager fees	2,172	2,089	1,274
Other advisory revenue	—	—	203
	49,244	67,655	43,963
	270,240	265,250	220,388
Operating Expenses
Depreciation and amortization	84,452	74,237	65,400
Reimbursable tenant and affiliate costs	26,047	32,859	15,546
General and administrative	21,438	24,186	29,768
Property expenses, excluding reimbursable tenant costs	17,772	20,695	9,364
Restructuring and other compensation (c)	11,473	—	—
Stock-based compensation expense	6,607	5,562	7,009
Property acquisition and other expenses (d) (e)	5,566	(20,097)	5,676
Dealer manager fees and expenses	3,352	3,519	2,372
Subadvisor fees (f)	3,293	2,747	2,661
Impairment charges	—	7,194	2,683
	180,000	150,902	140,479
Other Income and Expenses
Interest expense	(48,395)	(49,001)	(47,949)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,011	12,390	11,723
Other income and (expenses)	3,871	(7,830)	(4,306)
	(29,513)	(44,441)	(40,532)
Income before income taxes and gain on sale of real estate	60,727	69,907	39,377
Provision for income taxes	(525)	(17,270)	(1,980)
Income before gain on sale of real estate	60,202	52,637	37,397
Gain on sale of real estate, net of tax	662	3,507	1,185
Net Income	60,864	56,144	38,582
Net income attributable to noncontrolling interests	(3,425)	(5,095)	(2,466)
Net Income Attributable to W. P. Carey	$57,439	$51,049	$36,116

Basic Earnings Per Share	$0.54	$0.48	$0.34
Diluted Earnings Per Share	$0.54	$0.48	$0.34
Weighted-Average Shares Outstanding
Basic	105,939,161	105,818,926	105,303,679
Diluted	106,405,453	106,383,786	106,109,877

Distributions Declared Per Share	$0.9742	$0.9646	$0.9525
__________

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 7

(a)
Amounts for the three months ended March 31, 2016 and December 31, 2015 include $32.2 million and $15.0 million respectively, of lease termination income related to a property classified as held for sale as of December 31, 2015 and sold during the three months ended March 31, 2016.

(b)
Comprised of revenues of $6.8 million from two hotels and revenues of $0.1 million from one self-storage facility for the three months ended March 31, 2016. During the three months ended March 31, 2016, we sold our remaining self-storage facility.

(c)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(d)
Amount for the three months ended December 31, 2015 includes a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with the CPA®:15 merger in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with the CPA®:16 merger, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Property acquisition and other expenses in the consolidated financial statements for the three months ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(e)	Amounts for the three months ended March 31, 2016 and December 31, 2015 include expenses related to our formal strategic review of $5.5 million and $4.5 million, respectively.

(f)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 0.75% of the acquisition fees and 0.5% of asset management fees paid to us by CPA®:18 – Global.

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net income attributable to W. P. Carey	$57,439	$51,049	$36,116
Adjustments:
Depreciation and amortization of real property	82,957	72,729	63,891
Gain on sale of real estate, net	(662)	(3,507)	(1,185)
Impairment charges	—	7,194	2,683
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,625)	(3,585)	(2,653)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,309	1,275	1,278
Total adjustments	80,979	74,106	64,014
FFO Attributable to W. P. Carey (as defined by NAREIT)	138,418	125,155	100,130
Adjustments:
Straight-line and other rent adjustments (a)	(26,912)	(17,558)	(2,937)
Restructuring and other compensation (b)	11,473	—	—
Allowance for credit losses	7,064	8,748	—
Stock-based compensation	6,607	5,562	7,009
Property acquisition and other expenses (c) (d)	5,566	(20,097)	5,676
Other amortization and non-cash items (e)	(3,833)	871	6,690
Tax (benefit) expense – deferred	(2,988)	6,147	(1,745)
Loss on extinguishment of debt	1,925	7,950	—
Above- and below-market rent intangible lease amortization, net (f)	(1,818)	6,810	13,750
Amortization of deferred financing costs	1,354	1,473	1,165
Realized (gains) losses on foreign currency	(212)	591	(554)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	1,321	3,473	1,000
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO (g)	1,499	6,426	(214)
Total adjustments	1,046	10,396	29,840
AFFO Attributable to W. P. Carey	$139,464	$135,551	$129,970

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$138,418	$125,155	$100,130
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.30	$1.18	$0.94
AFFO attributable to W. P. Carey	$139,464	$135,551	$129,970
AFFO attributable to W. P. Carey per diluted share	$1.31	$1.27	$1.22
Diluted weighted-average shares outstanding	106,405,453	106,383,786	106,109,877
__________

(a)
Amount for the three months ended March 31, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during the period, as such amount was determined to be non-core income. Amount for the three months ended March 31, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the three months ended March 31, 2016. Amount for the three months ended December 31, 2015 includes an adjustment to exclude $15.0 million related to lease termination income recognized in connection with the aforementioned domestic property, which was determined to be non-core income.

(b)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(c)
Amount for the three months ended December 31, 2015 includes a reversal of $25.0 million of reserves for German real estate transfer taxes, of which $7.9 million was previously recorded as merger expenses in connection with the CPA®:15 merger in September 2012 and $17.1 million was previously recorded in connection with the restructuring of a German investment, Hellweg 2, in October 2013. At the time of the restructuring, we owned an equity interest in the Hellweg 2 investment, which we jointly owned with CPA®:16 – Global. In connection with the CPA®:16 merger, we acquired CPA®:16 – Global’s controlling interest in the investment. Therefore, the reversal related to the Hellweg 2 investment has been recorded in Property acquisition and other expenses in the consolidated financial statements for the three months ended December 31, 2015, since we now consolidate the Hellweg 2 investment.

(d)	Amounts for the three months ended March 31, 2016 and December 31, 2015 include expenses related to our formal strategic review of $5.5 million and $4.5 million, respectively.

(e)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(f)	Amount for the three months ended March 31, 2016 includes $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property.

(g)	Amount for the three months ended December 31, 2015 includes CPA®:17 – Global’s $6.3 million share of the reversal of liabilities for German real estate transfer taxes, as described above.

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 9

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses, which includes costs recorded related to the restructuring of Hellweg 2 and our formal strategic review, the reversal of liabilities for German real estate transfer taxes that were previously recorded in connection with the CPA®:15 merger, certain lease termination income, and expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements. We also exclude realized gains/losses on foreign exchange transactions, other than those realized on the settlement of foreign currency derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2016 Earnings Release 8-K – 10